As Filed With the Securities and Exchange Commission on September 12, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington. D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

DYNTEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4228470
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

19700 Fairchild Road, Suite 230, Irvine, California 92612

(Address of Principal Executive Offices)

2005 Stock Incentive Plan

2006 Nonqualified Stock Option Plan

(Full title of the plans)

Casper W. Zublin, Jr.

Chief Executive Officer

DynTek, Inc.

19700 Fairchild Road, Suite 230

Irvine, California 92612

(Name and address of agent for service)

(949) 271-6700

(Telephone number, including area code, of agent for service)

Copies to:

Christopher D. Ivey, Esq.

Joshua A. Lane, Esq.

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600,

Newport Beach, California 92660
(949) 725-4000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, $0.0001 par value	2,210,000	(2)	$0.31	(6)	$685,100.00	(6)	$73.31
Common Stock, $0.0001 par value	790,000	(3)	$0.14	(8)	$110,600.00	(8)	$11.83
Common Stock. $0.0001 par value	7,010,000	(4)	$0.15	(7)	$1,051,500	(7)	$112.51
Common Stock, $0.0001 par value	4,780,672	(5)	$0.14	(8)	$669,294.08	(8)	$71.61
Total	14,790,672				2,516,494.08		$269.26

(1)                                  In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)                                  Represents shares of the Company’s Common Stock subject to options outstanding under the 2005 Stock Incentive Plan, as amended (the “2005 Plan”).

(3)                                  Represents shares subject to options which are available for grant, but not yet granted, as of the date of this Registration Statement, under the 2005 Plan.

(4)                                  Represents shares of the Company’s Common Stock subject to options outstanding under the 2006 Nonqualified Stock Option Plan (the “2006 Plan”).

(5)                                  Represents shares subject to options which are available for grant, but not yet granted, as of the date of this Registration Statement, under the 2006 Plan.

(6)                                  Represents the weighted average exercise price (rounded to the nearest cent) for outstanding options under the 2005 Plan pursuant to Rule 457(h). The offering price is estimated solely for purposes of calculating the registration fee.

(7)                                  Represents the weighted average exercise price (rounded to the nearest cent) for outstanding options under the 2006 Plan pursuant to Rule 457(h). The offering price is estimated solely for purposes of calculating the registration fee.

(8)                                  In accordance with Rule 457(h), the aggregate offering price is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices (rounded to the nearest cent) reported by the Over-the-Counter Bulletin Board for the Common Stock on September 11, 2006, which was $0.14 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”), the documents containing the information called for by Part I of Form S-8 will be sent or given to individuals who participate in the 2005 Stock Incentive Plan and/or 2006 Nonqualified Stock Option Plan, and are not being filed with or included in this Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by this reference:

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, filed with the Commission on September 29, 2005.

(b)           The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2005, December 31, 2005 and March 31, 2006, respectively, filed with the Commission on November 14, 2005, February 21, 2006 and May 22, 2006, respectively.

(c)           All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(d)           The description of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), contained in the Registrant’s Form 8-A dated November 25, 1992, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions.  For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

(a)           As permitted by the Delaware General Corporation Law, the Registrant’s Amended and Restated Certificate of Incorporation, as amended, eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law.

(b)           The Registrant’s Amended and Restated Certificate of Incorporation, as amended, provides that the Registrant shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Registrant and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Registrant shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred thereby shall include the right to be paid by the Registrant the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.  The Registrant may also, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Registrant similar to those conferred to directors and officers of the Registrant.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are filed as part of this Registration Statement:

Number	Description

4.1	Amended and Restated Certificate of Incorporation of DynTek, Inc., as amended (incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form S-1, filed June 16, 2006).

4.2	Amended and Restated Bylaws of DynTek, Inc., as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 7, 2002).

4.3	2005 Stock Incentive Plan (incorporated by reference to Annex A to Registrant’s definitive proxy statement for Annual Meeting of Stockholders, filed April 26, 2005).

4.4	Amendment No. 1 to 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K, filed December 16, 2005).

4.5	2006 Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K, filed June 21, 2006).

4.6	Form of Nonqualified Option Agreement (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K, filed June 21, 2006).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page to the Registration Statement).

Item 9.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

1.             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.              To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement

2.             That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 12th day of September, 2006.

DYNTEK, INC.

By:	\s\ Casper W. Zublin, Jr.
Casper W. Zublin, Jr.
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of DynTek, Inc., do hereby constitute and appoint Mark E. Ashdown and Casper W. Zublin, Jr. or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

\s\ Casper W. Zublin, Jr.	Chief Executive	September 12, 2006
Casper W. Zublin, Jr.	Officer and Director
(principal executive officer)

\s\ Mark E. Ashdown	Chief Financial Officer	September 12, 2006
Mark E. Ashdown	(principal financial and
accounting officer)

\s\ J. Michael Gullard	Director	September 12, 2006
J. Michael Gullard

\s\ Alan Howe	Director	September 12, 2006
Alan Howe

EXHIBIT INDEX

Number	Description

4.1	Amended and Restated Certificate of Incorporation of DynTek, Inc., as amended (incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form S-1, filed June 16, 2006).

4.2	Amended and Restated Bylaws of DynTek, Inc., as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 7, 2002).

4.3	2005 Stock Incentive Plan (incorporated by reference to Annex A to Registrant’s definitive proxy statement for Annual Meeting of Stockholders, filed April 26, 2005).

4.4	Amendment No. 1 to 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K, filed December 16, 2005).

4.5	2006 Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K, filed June 21, 2006).

4.6	Form of Nonqualified Option Agreement (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K, filed June 21, 2006).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page to the Registration Statement).